Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 5 of our report dated May 28, 2010 relating to the statements of financial condition of United States Commodity Index Funds Trust (the “Trust”) and United States Commodity Index Fund (the “Initial Series”) as of March 31, 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
July 23, 2010